UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2006

TECHNOLOGY INVESTMENT CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0118736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of February 16, 2006, Technology Investment Capital Corp. (the “Company”) entered into a Transfer and Agreement (the “Agreement”) pursuant to which Royal Bank of Canada replaced Bayerische Hypo-Und Vereinsbank, A.G., New York Branch, as administrative agent under TICC’s existing uncommitted revolving credit facility (the “Facility”). Concurrent with its appointment as administrative agent under the Facility, Royal Bank of Canada has agreed to make available $40 million as a lender under the Facility. There are currently no amounts drawn on the Facility.

A copy of the Agreement is attached hereto as Exhibit 10.3. Except as set forth above, the Agreement did not otherwise materially amend the terms and conditions of the Facility.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement *

10.2	Amendment to Credit Agreement **

10.3	Transfer and Agreement

*	Previously filed in connection with Technology Investment Capital Corp.’s Current Report on Form 8-K (File No. 000-50398) filed on May 24, 2005.
**	Previously filed in connection with Technology Investment Capital Corp.’s Current Report on Form 8-K (File No. 000-50398) filed on October 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006	TECHNOLOGY INVESTMENT CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President and Chief Operating Officer